Exhibit 99.1

Primal Solutions, Inc. (949) 221-8366 (949) 260-1515 Fax Joanna.Teed@primal.com

Primal Enhances Management Team

IRVINE, CA., September 2, 2003  — Primal Solutions, Inc. announced today that it has appointed Todd Taylor to the positions of Vice President, Finance & Administration, and Chief Financial Officer, and that it has appointed Bob Richardson to the position of Senior Vice President of Services.  As part of the senior management team, Mr. Taylor and Mr. Richardson will report to Joe Simrell, Primal’s Chief Executive Officer.

Todd Taylor joined Primal in 2000 as its Controller.  In his new positions, Mr. Taylor will assume responsibility for all financial planning, reporting, analysis, investor relations and will oversee all financial systems, facilities, and legal operations.  Mr. Taylor has 15 years of finance, accounting and management experience in the software and financial services industries.  Prior to joining Primal, he served as Vice President and Controller of Impac Commercial Holdings, a publicly-held commercial mortgage-banking firm.  Mr. Taylor previously specialized in the audits of publicly-held financial services firms while employed by KPMG LLP.  He earned his Bachelor’s degree in Business Administration from California State University at Fullerton and is a certified public accountant.

As Senior Vice President of Services, Bob Richardson will be responsible for the delivery of all services to Primal’s customers.  He has more than 15 years of experience in the software services industry, including starting and developing businesses focused on services to large enterprises. Prior to joining Primal, Mr. Richardson co-founded StrataSource, a venture-backed managed services company that provided high-quality, efficient applications management services 24-hours-a-day worldwide. Attaining revenues exceeding $5 million in its first year of operation, StrataSource’s main advantages were breadth of experience, advanced monitoring technology and unique support methodology.  Prior to forming StrataSource, Mr. Richardson co-founded Relational Data Systems (“RDS”).  RDS was a project-based computer consulting and systems integration company specializing in database management system applications development and support. Mr. Richardson also held senior positions at Sybase’s consulting practice. He earned his BS degree in Computer Science from the University of Southern California.

“These additions to our senior management team reflect our focus on re-establishing growth and achieving operating profitability,” said Joe Simrell, Chairman and CEO of Primal. “Since joining the company, Todd has made a significant contribution to Primal and we expect him to be a valuable addition to the senior management team as the new Chief Financial Officer.  We are also excited to add an executive of Bob’s experience and ability.  Primal’s ability to provide a depth and breadth of quality services to our customers is essential to our ability to grow the business.  Bob’s experience will help Primal ensure high quality and value-add services as part of our overall solutions offering.”

18881 Von Karman Avenue, Suite 500  •  Irvine, CA  92612
949. 260. 1500  •  949. 260. 1515 fax  •  www.primal.com

About Primal

Primal Solutions, Inc. (OTCBB.PSOL.OB) is a communications software company offering solutions that enable service providers to generate revenue from their IP networks. Primal’s products include Access IM® Network Mediation, Connect RTR™ Real Time Rating and related services and solutions.

The company is headquartered in Irvine, California. Information on Primal and its products can be obtained at www.primal.com <http://www.primal.com>.

Forward-looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of known and unknown risks and uncertainties that may cause the company’s actual results or outcomes to be materially different from those anticipated and discussed herein.  These include the company’s historic lack of profitability, end-use customers’ acceptance and actual demand, which may differ significantly from expectations, the need for the company to manage its growth, the need to raise funds for operations, and other risks associated with the regulation of the Internet and the telecommunications industry.  Additional discussion of these and other factors affecting the company’s business and prospects is contained in the company’s periodic filings with the Securities and Exchange Commission.